Exhibit 10.38

FOURTH AMENDMENT TO OFFICE LEASE

RIVERBED TECHNOLOGY, INC.

This is the Fourth Amendment (“Fourth Amendment”) to that certain Office Lease dated January 23, 2003 and entered into by and between NBT Technology, Inc., a Delaware corporation (now known as Riverbed Technology, Inc.), and 501 Second Street Associates, LLC, a Delaware limited liability company. Said Office Lease, as amended by the First Amendment of Lease dated January 16, 2004, the Second Amendment of Lease dated June 9, 2004 and the Third Amendment of Lease dated May 24, 2005, is referred to herein as the “Lease”. SIC-501 Second Street, LLC, a Delaware limited liability company is the successor in interest to 501 Second Street Associates, LLC and is referred to herein as “Landlord”. Riverbed Technology, Inc., a Delaware corporation is referred to herein as “Tenant”.

RECITALS

WHEREAS, Landlord and Tenant are entering into this Fourth Amendment in order to provide for Tenant’s leasing of additional space in the Building; and

WHEREAS, for the purpose of this Fourth Amendment, capitalized terms, to the extent they are not defined herein, shall have the same meaning as set forth in the Lease.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree that the Lease is amended as follows:

AGREEMENT

1. Leasing of Additional Space. For a Term commencing on July 1, 2006 and continuing through February 13, 2007, Landlord hereby leases to Tenant and Tenant leases from Landlord, Suite 211 in the Building, containing 2,977 rentable square feet, and as more particularly shown on Exhibit A, attached hereto (“Suite 211”). Tenant shall have no options to extend the Term with respect to Suite 211.

2. Rent. Throughout the Lease Term, Tenant shall pay Basic Monthly Rental for Suite 211 in the amount of $8,682.92 per month. Basic Monthly Rental for any partial month shall be prorated. Tenant shall not be obligated to pay Operating Expenses and Real Property Taxes with respect to Suite 211.

3. Condition of Suite 211. Tenant has agreed to lease Suite 211 in its “AS-IS” condition and Landlord shall have no obligation to make or pay for any improvements to said Suite.

4. Other Terms and Conditions. Except as set forth herein, Suite 211 shall be leased to Tenant on the same terms and conditions as apply to the remainder of the Premises.

5. Authority. Each signatory of this Fourth Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

6. Status of Lease. Except as set forth herein, the Lease shall remain unamended and in full force and effect. Each party acknowledges that no default on the part of the other presently exists under the Lease or would exist but for the giving of notice and the passage of time.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Fourth Amendment to Office Lease as of the 10th day of June 2006.

LANDLORD

SIC-501 SECOND STREET, LLC, a Delaware limited liability company

BY:	The Swig Company, a California corporation, Manager

By:

Its:

TENANT

RIVERBED TECHNOLOGY, INC., a Delaware corporation

By:

Its:

EXHIBIT A

Suite 211